Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 31, 2020, Spartan Motors, Inc. (the “Company”) entered into an Asset Purchase Agreement with Spartan Motors USA, Inc., a wholly-owned subsidiary of the Company; REV Group, Inc. (“REV”); and Spartan Fire LLC, a wholly-owned subsidiary of REV (the “Buyer”), pursuant to which the Company agreed to sell substantially all of the assets and liabilities comprising the Emergency Response Vehicles business (the “ERV business”) for approximately $55 million in cash, subject to a net working capital adjustment. The ERV business consists of the design, engineering, manufacturing, marketing, and sale of fire truck apparatus and fire truck cab chassis, including through the sale of aftermarkets parts. Pursuant to the Asset Purchase Agreement, the Buyer also agreed to assume certain liabilities of the ERV business.

The following unaudited pro forma condensed consolidated financial statements (“Unaudited Pro Forma Statements”) and explanatory notes are based on the Company’s historical consolidated financial statements adjusted to give effect to the sale of the ERV business. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019, the year ended December 31, 2018, 2017, and 2016 have been prepared with the assumption that the sale of the ERV business occurred as of January 1, 2016. The unaudited pro forma condensed balance sheet as of September 30, 2019 has been prepared with the assumption that the sale of the ERV business was completed as of the balance sheet date. The unaudited pro forma statements have been prepared by the Company based on assumptions deemed appropriate by the Company’s management. An explanation of pro forma adjustments is set forth under the notes hereto.

The Unaudited Pro Forma Statements are presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the sale of the ERV business occurred on the date indicated. Additionally, the Unaudited Pro Forma Statements do not purport to project the future financial condition or results of operations of the Company.

The Unaudited Pro Forma Statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly report on Form 10-Q for the period ended September 30, 2019.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2019

(amounts in thousands, except per share data)

	Historical Spartan Motors, Inc.	Disposition of Business	A	Other Adjustments		Pro Forma Spartan Motors, Inc.
ASSETS
Current Assets:
Cash and cash equivalents	$15,019	$-		$-		$15,019
Accounts receivable	112,455	32,082		-		80,373
Contract assets	49,043	36,611		-		12,432
Inventories	87,936	36,451		-		51,485
Other receivables – chassis pool agreements	16,975	-		-		16,975
Other current assets	6,247	1,955		-		4,292
Total current assets	287,675	107,099		-		180,576
Property and equipment, net	62,189	24,914		-		37,275
Right of use assets – operating leases	37,110	6,311		-		30,799
Goodwill	60,333	11,456		-		48,877
Intangible assets, net	55,149	3,488		-		51,661
Other assets	2,693	58		-		2,635
Net deferred tax asset	7,463	-		-		7,463
TOTAL ASSETS	$512,612	$153,326		$-		359,286

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$83,723	$13,673		$-		$70,050
Accrued warranty	18,084	13,172		-		4,912
Accrued compensation and related taxes	17,362	4,928		-		12,434
Deposits from customers	11,369	9,632		-		1,737
Operating lease liability	5,133	3		-		5,130
Other current liabilities and accrued expenses	14,849	5,916		-		8,933
Short-term debt – chassis pool agreements	16,975	-		-		16,975
Total current liabilities	167,495	47,324		-		120,171
Other non-current liabilities	4,376	1,121		-		3,255
Long-term operating lease liability	32,171	5,686		-		26,485
Long-term debt, less current portion	108,944	-		(51,396)	B	57,548
Total liabilities	312,986	54,131		(51,396)		207,459

Total shareholders’ equity	199,626	99,195		51,396	B	151,827
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$512,612	$153,326		$-		$359,286

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2019

(amounts in thousands, except per share data)

	Historical Spartan Motors, Inc.	Disposition of Business	A	Other Adjustments		Pro Forma Spartan Motors, Inc.
Sales	$770,850		$194,261	$-		$576,589

Cost of products sold	677,216		179,378	-		497,838
Restructuring charges	60		53	-		7
Gross profit	93,574		14,830	-		78,744

Selling, general and administrative	74,705		21,186	-		53,519
Restructuring charges	259		229	-		30
Total operating expenses	74,964		21,415	-		53,549
Operating income (loss)	18,610		(6,585)	-		25,195

Interest and other income	1,132		1,014	1,277	C	1,395
Income (loss) before income taxes	19,742		(5,571)	1,277		26,590
Taxes	4,499		(1,511)	317	D	6,327
Net earnings (loss)	15,243		(4,060)	960		20,263
Less: net loss attributable to non-controlling interest	(14)		-	-		(14)
Net earnings attributable to Spartan Motors, Inc.	$15,257		$(4,060)	$960		$20,277

Basic net earnings per share	$0.43					$0.57
Diluted net earnings per share	$0.43					$0.57

Basic weighted average common shares outstanding	35,311					35,311
Diluted weighted average common shares outstanding	35,355					35,355

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2018

(amounts in thousands, except per share data)

	Historical Spartan Motors, Inc.	Disposition of Business	A	Other Adjustments		Pro Forma Spartan Motors, Inc.
Sales	$816,164		$245,637	$-		$570,527

Cost of products sold	717,607		220,237	-		497,370
Restructuring charges	302		289	-		13
Gross profit	98,255		25,111	-		73,144

Selling, general and administrative	80,713		27,374	-		53,339
Restructuring charges	1,429		780			649
Total operating expenses	82,142		28,154	-		53,988
Operating income (loss)	16,113		(3,043)	-		19,156

Interest and other income	1,160		2,228	1,702	C	634
Income (loss) before income taxes	17,273		(815)	1,702		19,790
Taxes	2,261		(401)	417	D	3,079
Net earnings (loss)	15,012		(414)	1,285		16,711
Less: net loss attributable to non-controlling interest	-		-	-		-
Net earnings attributable to Spartan Motors, Inc.	$15,012		$(414)	$1,285		$16,711

Basic net earnings per share	$0.43					$0.47
Diluted net earnings per share	$0.43					$0.47

Basic weighted average common shares outstanding	35,187					35,187
Diluted weighted average common shares outstanding	35,187					35,187

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2017

(amounts in thousands, except per share data)

	Historical Spartan Motors, Inc.	Disposition of Business	A	Other Adjustments		Pro Forma Spartan Motors, Inc.
Sales	$707,098		$302,850	$-		$404,248

Cost of products sold	617,655		276,479	-		341,176
Restructuring charges	208		88	-		120
Gross profit	89,235		26,283	-		62,952

Selling, general and administrative	72,020		27,532	-		44,488
Restructuring charges	1,044		366	-		678
Total operating expenses	73,064		27,898	-		45,166
Operating income (loss)	16,171		(1,615)	-		17,786

Interest and other income	(147)		115	1,702	C	1,440
Income (loss) before income taxes	16,024		(1,500)	1,702		19,226
Taxes	90		(4,501)	648	D	5,239
Net earnings	15,934		3,001	1,054		13,987
Less: net loss attributable to non-controlling interest	(1)		(1)	-		-
Net earnings attributable to Spartan Motors, Inc.	$15,935		3,002	$1,054		$13,987

Basic net earnings per share	$0.46					$0.40
Diluted net earnings per share	$0.46					$0.40

Basic weighted average common shares outstanding	34,949					34,949
Diluted weighted average common shares outstanding	34.949					34,949

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2016

(amounts in thousands, except per share data)

	Historical Spartan Motors, Inc.	Disposition of Business	A	Other Adjustments		Pro Forma Spartan Motors, Inc.
Sales	$590,777		$182,982	$-		$407,795

Cost of products sold	518,113		174,217	-		343,896
Restructuring charges	136		136	-		-
Gross profit	72,528		8,629	-		63,899

Selling, general and administrative	62,944		21,331	-		41,613
Restructuring charges	959		959	-		-
Total operating expenses	63,903		22,290	-		41,613
Operating income (loss)	8,625		(13,661)	-		22,286

Interest and other income	78		(141)	1,702	C	1,921
Income (loss) before income taxes	8,703		(13,802)	1,702		24,207
Taxes	100		(8,516)	652	D	9,268
Net earnings (loss)	8,603		(5,286)	1,050		14,939
Less: net loss attributable to non-controlling interest	(7)		(7)	-		-
Net earnings attributable to Spartan Motors, Inc.	$8,610		$(5,279)	$1,050		$14,939

Basic net earnings per share	$0.25					$0.43
Diluted net earnings per share	$0.25					$0.43

Basic weighted average common shares outstanding	34,405					34,405
Diluted weighted average common shares outstanding	34.405					34,405

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 Description of the Transaction and Basis of Presentation

On February 1, 2020, the Company completed the sale of substantially all of the assets and liabilities of the ERV business pursuant to the terms and conditions set forth in the Asset Purchase Agreement and received $55 million in cash, subject to a net working capital adjustment. Pursuant to the Asset Purchase Agreement, the Buyer also agreed to assume certain liabilities of the ERV business.

Note 2 Pro Forma Adjustments

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Operations, including certain adjustments that were made to the historical presentation of the Company as follows:

A	Adjustments to reflect the disposition of the ERV business.

B	Sale proceeds, net of estimated transaction related expenses, assumed to be used to pay down the long-term debt.

C	Interest expense resulting from the pay down of the long-term debt.

D

Income tax effect associated with the Company’s sale of ERV business. In 2016 and 2017, the tax expense allocated to the disposition reflects the effect of the Company's valuation allowance as a result of the related losses. The change in valuation allowance in 2017 has been allocated based on the amount of the allowance related to each respective business. The rate change resulting from the enactment of the Tax Cuts and Jobs Act in 2017 was allocated according to respective deferred tax assets and liabilities.